Exhibit 99 (a)

Bank of Granite Corporation
     News

For Release:	April 12, 2004

BANK OF GRANITE CORPORATION REPORTS EARNINGS DECLINE
FOR FIRST QUARTER OF 2004

     Bank of Granite Corporation (NASDAQ: GRAN) reported a decline in earnings for the first quarter of 2004, caused by a weak economy, continued compressed interest spreads, a substantial decline in mortgage income, and a non-recurring charge to earnings of approximately 2¢ per share relating to a previously announced personnel matter.

     First quarter per share earnings were 22¢ in 2004 vs. 29¢ in 2003 – a decline of 24.1%. Net income for the quarter was $2,991,327 compared to $3,837,183 for the comparable quarter of 2003 – a decline of 22%. John A. Forlines, Jr., Chairman and Chief Executive Officer, said the Bank’s earnings, aside from the one-time charge, were down only 1.8%, but that overall Company earnings were further impacted by a 74.8% decline in earnings of its mortgage subsidiary. He said he expected improvement in future quarters in interest margin as interest rates trend upward, coupled with a pick-up in loan demand as the economy improves. Forlines, as he always does, thanked the entire Bank of Granite staff for their hard work during a very challenging quarter.

     Consolidated balance sheet data revealed total assets of $977,444,679, up 28.2% compared with the first quarter of 2003. Deposits of $740,845,652 were up 30.9% and total loans of $726,375,496, up 33.6%. All these amounts are all-time highs for the bank. Forlines said he expects dividends to increase for the 51st consecutive year in 2004, a record for any banking company in the country.

     Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. (formerly GLL & Associates). The bank operates nineteen full-service banking offices in Caldwell, Catawba, and Burke Counties—the “Unifour” area of North Carolina, and in Mecklenburg, Watauga, and Wilkes Counties. Granite Mortgage, headquartered in Winston- Salem, originates home mortgages in the Catawba Valley and the Central and Southern Piedmont regions of North Carolina, in addition to Boone, Wilkesboro, and Hilton Head in South Carolina. Bank of Granite Corporation has an estimated 6,700 shareholders with 13,567,013 shares of common stock outstanding as of March 31, 2004. Its stock trades on the national NASDAQ Stock Market® under the symbol GRAN. It closed on March 31, 2004 at $20.67 compared to $16.61 on March 31, 2003—an increase of 24.4%.

* * * * *

Please see “Financial Data” tables, which are attached.
For further information, contact Kirby Tyndall, Chief Financial Officer
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

Bank of Granite Corporation	Three Months Ended
Selected Financial Data	March 31,

(in thousands except per share data)	2004	2003	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$13,676	$11,762	16.3%
Interest expense	3,078	2,386	29.0%

Interest income, taxable equivalent	10,598	9,376	13.0%
Taxable equivalent adjustment	365	400	-8.8%

Net interest income	10,233	8,976	14.0%
Loan loss provision	1,245	1,136	9.6%
Noninterest income	2,649	3,333	-20.5%
Noninterest expense	7,209	5,371	34.2%

Income before income taxes	4,428	5,802	-23.7%
Income taxes	1,437	1,965	-26.9%

Net income	$2,991	$3,837	-22.0%

Earnings per share — Basic	$0.22	$0.29	-24.1%
Earnings per share — Diluted	0.22	0.29	-24.1%

Average shares — Basic	13,623	13,292	2.5%
Average shares — Diluted	13,683	13,294	2.9%

Consolidated balance sheet data at March 31:
Total assets	$977,445	$762,299	28.2%
Total deposits	740,846	566,096	30.9%
Loans (gross)	726,375	577,521	25.8%
Shareholders’ equity	142,300	127,881	11.3%

Consolidated average balance sheet data:
Total assets	$967,298	$731,640	32.2%
Total deposits	724,811	545,920	32.8%
Loans (gross)	719,853	562,039	28.1%
Shareholders’ equity	142,486	127,625	11.6%

Consolidated performance ratios:
Return on average assets*	1.24%	2.13%
Return on average equity*	8.44%	12.19%
Efficiency ratio	54.42%	42.26%

Consolidated asset quality data and ratios:
Nonaccruing loans	$4,229	$5,079	-16.7%
Accruing loans 90 days past due	2,568	2,241	14.6%
Nonperforming loans	6,797	7,320	-7.1%
Foreclosed properties	1,709	1,203	42.1%
Nonperforming assets	8,506	8,523	-0.2%
Allowance for loan losses	11,583	9,318	24.3%
Loans charged off	556	801	-30.6%
Recoveries of loans charged off	95	149	-36.2%
Net loan charge-offs (recoveries)	461	652	-29.3%

Net charge-offs to average loans*	0.26%	0.47%
Nonperforming loans to total assets	0.70%	0.96%
Allowance coverage of nonperforming loans	170.41%	127.30%
Allowance for loan losses to gross loans	1.59%	1.61%
Allowance for loan losses to net loans	1.62%	1.64%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$9,472	$7,974	18.8%
Loan loss provision	1,245	1,136	9.6%
Noninterest income	1,722	1,885	-8.6%
Noninterest expense	5,602	3,737	49.9%
Income taxes	1,354	1,638	-17.3%
Net income	2,993	3,348	-10.6%

Granite Mortgage
Net interest income	$807	$966	-16.5%
Loan loss provision	—	—	n/a
Noninterest income	927	1,461	-36.6%
Noninterest expense	1,527	1,609	-5.1%
Income taxes	83	327	-74.6%
Net income	124	491	-74.7%

* Annualized based on number of days in the period	More

Bank of Granite Corporation	Quarters Ended

Supplemental Quarterly Financial Data	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands except per share data)	2004	2003	2003	2003	2003

Consolidated earnings summary:
Interest income, taxable equivalent	$13,676	$13,948	$14,052	$12,443	$11,762
Interest expense	3,078	3,155	3,173	2,674	2,386

Net interest income, taxable equivalent	10,598	10,793	10,879	9,769	9,376
Taxable equivalent adjustment	365	372	369	368	400

Net interest income	10,233	10,421	10,510	9,401	8,976
Loan loss provision	1,245	1,340	1,139	1,149	1,136
Noninterest income	2,649	3,004	4,284	3,817	3,333
Noninterest expense	7,209	7,187	7,171	6,136	5,371

Income before income taxes	4,428	4,898	6,484	5,933	5,802
Income taxes	1,437	1,578	2,253	2,014	1,965

Net income	$2,991	$3,320	$4,231	$3,919	$3,837

Earnings per share — Basic	$0.22	$0.24	$0.31	$0.30	$0.29
Earnings per share — Diluted	0.22	0.24	0.31	0.30	0.29

Average shares — Basic	13,623	13,640	13,617	13,198	13,292
Average shares — Diluted	13,683	13,740	13,692	13,200	13,294

Consolidated ending balance sheet data:
Total assets	$977,445	$971,383	$971,644	$811,086	$762,299
Total deposits	740,846	735,099	728,334	600,084	566,096
Loans (gross)	726,375	715,845	694,465	567,301	577,521
Shareholders’ equity	142,300	141,815	141,762	130,040	127,881

Consolidated average balance sheet data:
Total assets	$967,298	$970,788	$959,980	$785,070	$731,640
Total deposits	724,811	730,181	707,876	577,105	545,920
Loans (gross)	719,853	704,721	671,057	535,295	562,039
Shareholders’ equity	142,486	141,615	139,294	128,676	127,625

Consolidated performance ratios:
Return on average assets*	1.24%	1.36%	1.75%	2.00%	2.13%
Return on average equity*	8.44%	9.30%	12.05%	12.22%	12.19%
Efficiency ratio	54.42%	52.09%	47.29%	45.16%	42.26%

Consolidated asset quality data and ratios:
Nonaccruing loans	$4,229	$8,115	$6,690	$4,019	$5,079
Accruing loans 90 days past due	2,568	3,218	4,061	4,397	2,241

Nonperforming loans	6,797	11,333	10,751	8,416	7,320
Foreclosed properties	1,709	1,775	2,819	2,578	1,203

Nonperforming assets	8,506	13,108	13,570	10,994	8,523

Allowance for loan losses	11,583	10,799	11,238	8,854	9,318

Loans charged off	556	1,874	735	1,678	801
Recoveries of loans charged off	95	95	116	66	149

Net loan charge-offs (recoveries)	461	1,779	619	1,612	652

Net charge-offs to average loans*	0.26%	1.00%	0.37%	1.21%	0.47%
Nonperforming loans to total assets	0.70%	1.17%	1.11%	1.04%	0.96%
Allowance coverage of nonperforming loans	170.41%	95.29%	104.53%	105.20%	127.30%
Allowance for loan losses to gross loans	1.59%	1.51%	1.62%	1.56%	1.61%
Allowance for loan losses to net loans	1.62%	1.53%	1.64%	1.59%	1.64%

Subsidiary earnings summary:
Bank of Granite Net interest income	$9,472	$9,410	$8,990	$7,988	$7,974
Loan loss provision	1,245	1,340	1,139	1,149	1,136
Noninterest income	1,722	1,940	1,878	1,863	1,885
Noninterest expense	5,602	5,300	4,607	3,835	3,737
Income taxes	1,354	1,449	1,667	1,560	1,638
Net income	2,993	3,261	3,455	3,307	3,348

Granite Mortgage
Net interest income	$807	$1,060	$1,553	$1,389	$966
Loan loss provision	—	—	—	—	—
Noninterest income	927	1,069	2,408	1,954	1,461
Noninterest expense	1,527	1,806	2,496	2,208	1,609
Income taxes	83	129	586	454	327
Net income	124	194	879	681	491

* Annualized based on number of days in the period.

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